Exhibit 1.

# Community Trust Bancorp, Inc.

***"Community Banking . . . Our Franchise"***

**Sandler O'Neill & Partners, L.P.**
**Financial Services Conference**
*November 16-18, 2005*

**NASDAQ: CTBI**

# CAUTIONARY STATEMENT

Information provided herein by the Corporation contains "forward-looking" information. The Corporation cautions that any forward-looking statements made by the Corporation are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to the Corporation's 2004 Annual Report on Form 10-K Part I, Item 1. for additional information.

# Corporate Profile

| | |
|---|---|
| • Total Assets | $2.8 billion |
| • Total Loans | $2.1 billion |
| • Total Deposits* | $2.4 billion |
| • Total Equity | $250 million |
| • Market Price to Book Value | 1.9x |
| • Market Price to Tangible Book Value | 2.6x |
| • Dividend Yield | 2.98% |
| • Total Market Capitalization on 11/7/2005 | $503.3 million |
| • EPS Consensus Forecast | $2.26 |
| • P/E 12/05 Consensus Forecast | 14.57x |

*Total Deposits include repurchase agreements.

Financial Data is as of September 30, 2005 unless otherwise noted.

# Banking Franchise



Florence
Louisville
Frankfort
Lexington
Richmond
Harrodsburg
Danville
Berea
Mount Vernon
London
Corbin
Middlesboro
Somerset
Paintsville
Williamson
Pikeville
Owensboro
Bowling Green
Hopkinsville
Parkersburg
Morgantown
Charleston
Summersville
Huntington
KENTUCKY
WEST VIRGINIA
Community Trust Bank Branch Office
Community Trust Bank Loan Production Office

- Headquartered in Pikeville, KY
- 75 banking locations throughout Eastern and Central KY
- 5 banking locations in Southern WV
- 2 loan productions offices in Kentucky
- 5 trust offices across Kentucky

# Market Analysis

## Competitive Position

- CTBI is the largest bank holding company domiciled in Kentucky
- CTBI is the 7th largest bank in Kentucky in terms of deposit market share for all FDIC insured institutions
  - CTBI is #1 in Kentucky in deposit market share of all Kentucky domiciled FDIC insured institutions

## Economic Diversity

- Eastern Kentucky Region
  - Energy - coal and natural gas production
  - Tourism
  - Regional retail and legal center
  - Indirect lending
- Central Kentucky Region
  - Service based university cities
  - 1-4 family residential construction lending
  - Equine lending
  - Light manufacturing
  - Toyota manufacturing
- Northeastern Region
  - Light manufacturing
  - Agricultural base-cattle/tobacco
  - Coal distribution/mining
  - Electric power generation
  - Chemical production
- South Central Region
  - Tourism lending
  - Light manufacturing
  - Retail distribution hub

# Organizational History
## *"Over a Century of Service"*

| | |
|---|---|
| 1903 | The Pikeville National Bank founded |
| 1936 | Pikeville National Bank & Trust Co. incorporated |
| 1981 | Formed Pikeville National Corporation |
| 1987-2005 | Acquired 14 banks and purchased 17 branches |
| 1997 | Changed name to Community Trust Bancorp, Inc. |
| 1997-2002 | Merged all banks into lead bank--Community Trust Bank, Inc. |
| Presently | Two operational subsidiaries |

# Organizational Structure


Community Trust Bancorp, Inc.
Pikeville, Kentucky
Community Trust Bank, Inc.
Pikeville, Kentucky
Community Trust and Investment Company
Lexington, Kentucky

- **Community Trust Bank, Inc.**
  - **- Regional market structure provides synergies**
- **Community Trust and Investment Company**
  - **- Assets under Management $871.9 million**
  - **- Includes CTB investment portfolio of $441.9 million**

Financial data is as of September 30, 2005

# Executive Management Team

| Name | Position | Banking Experience | Yrs. w/ CTBI |
|---|---|---|---|
| Jean R. Hale | Chairman, President and CEO | 36 years | 36 |
| Mark A. Gooch | CTB President and CEO | 24 years | 24 |
| Tracy E. Little | CTIC President and CEO | 31 years | 2 |
| Kevin J. Stumbo | EVP/Controller | 18 years | 10 |
| Steven E. Jameson | EVP/Risk Manager | 20 years | 1 |
| James J. Gartner | EVP/Chief Credit Officer | 37 years (17 at OCC) | 3 |
| James B. Draughn | EVP/Operations | 11 years | 11 |
| Michael S. Wasson | EVP/Central Ky Pres. | 34 years | 5 |
| Richard W. Newsom | EVP/E Ky Pres. | 27 years | 27 |
| Ricky Sparkman | EVP/S Central Pres. | 20 years | 11 |
| Larry W. Jones | EVP/Northeast Pres. | 37 years | 3 |

# 102 Years of Increasing Investment Return

- Initial public offering 1981
- 12 stock splits
- 9 stock dividends, most recent on December 15, 2004
- 25 years of consecutive increases in cash dividends
- 5-year compound growth rate of cash dividends 11.8%
- Recognized by Mergent, Inc. as 2003 Dividend Achiever

# Our Operational Philosophy Supports Our Mission

- Executive Management and Board of Director Commitment to Corporate Governance
- Local Market Presidents
- Decentralized decision making
- Centralized operations
- Specialized product offerings
- Maximized use of technology

# 2005
# Key Strategic Initiatives

# 2005 Growth of our Franchise

- Acquisition of Heritage Community Bank of Danville, KY on June 10, 2005
  - Total assets $85 million
  - Purchase price 1.3 X Book
  - Expected to be accretive during 1st year
- Branches
  - Paintsville (Johnson County) – opened 1st quarter
  - Leestown Road (Lexington) – opened 3rd quarter
  - Allen (Floyd County) – opened 4th quarter
  - Sir Barton Road-Hamburg Place (Lexington) – under construction – 1st quarter 2006
- Other expansion opportunities


It's Back!!!
HOOPS®
Certificate of Deposit
You'll have a ball!
Stop by your local branch for more information. Visit our website at www.ctbi.com to locate the branch nearest you.
Community Trust® Bank
building communities...built on trust®
Member FDIC
$2,500.00 minimum deposit. HOOPS® CD is available through November 10, 2005. Substantial penalty for early withdrawal.

- **Volume varies as needs vary:**
  - **2002 $146,828,000**
  - **2003 $ 92,856,000**
  - **2004 $ 136,240,000**
  - **2005 $ 195,331,000**

# 2005
# Operational Initiatives

**Plans being executed to attain our 2005 corporate goals**

- Loan growth
- Asset quality
- Price competitively for core deposit growth
- Utilize technology for efficiency
- Internal growth and expansion
- Sales and service
- Growth in full service brokerage and trust

# Financial Highlights

# Performance Summary

| | YTD 2005 | 2004 | 2003 |
|---|---|---|---|
| Earnings Per Share (basic) | $1.71 | $2.09 | $1.95 |
| Return on Average Assets* | 1.22% | 1.22% | 1.16% |
| Net Interest Margin* | 4.00% | 4.05% | 3.76% |
| Efficiency Ratio | 57.36% | 58.25% | 59.17% |
| Nonperforming Loans | 1.03% | 1.06% | 0.97% |
| Net Charge-offs* | 0.29% | 0.35% | 0.48% |
| As a % of Average Assets*: | | | |
| Noninterest Income | 1.19% | 1.33% | 1.46% |
| Noninterest Expense | 2.80% | 2.93% | 2.84% |

*YTD 2005 information annualized as of 9/30/2005

# Earnings Per Share



$1.41
$1.45
$1.83
$1.95
$2.09
$2.26
2000
2001
2002
2003
2004
2005*
$1.56
$1.71
Sep-04
Sep-05

- 6th consecutive year of increased EPS
- Earnings per share increased 7.2% in 2004 and will be 8.1% for 2005 if goal is attained
- 11.9% compound growth rate for earnings per share for the past ten years

*2005 is stated corporate goal

# Quarterly Net Income



(in millions)
$5.3
$7.9
$7.3
$8.0
$9.1
Sep-01
Sep-02
Sep-03
Sep-04
Sep-05

Third quarter 2005 performance drivers

- Loan growth and deposit cost control
- Stable noninterest income
- Noninterest expense control
- Provision expense to cover loan growth and decrease in loan charge-offs

# Revenues


(in millions)
5.4%
$103.8
$106.9
$117.2
$121.0
$127.1
$135.2
$139.1
2000
2001
2002
2003
2004
Sep-05*
2005*
Total Revenue
> 5-Year Compound Growth Rate

- Total revenue increased an average of 5.2% per year for the past five years
  - YTD 9/30/2005 revenue an annualized 6.4% increase
  - 5.0% increase during 2004

*Sep-05 annualized
*2005 is stated corporate goal

# Noninterest Income

***and as a % of Total Revenue***



(in millions)
$19.5
$23.8
$27.9
$36.4
$33.9
$33.3
$33.2
32%
26%
21%
15%
2000
2001
2002
2003
2004
Sep-05
2005*
Noninterest Income
% of Total Revenue

- **Noninterest revenue as a percent of total revenue annualized for the nine months ended 9/30/2005 was 24.6%, a decrease from prior year's 26.7%**
  - **Increases in both deposit and loan fees**
  - **Mortgage loan activity changes**
  - **Decrease in securities gains**
  - **Increase in brokerage revenue**
  - **Increase in trust revenue**

*Sep-05 annualized
*2005 is stated corporate goal

# Net Interest Revenue



(in millions)
$84.2
$83.1
$89.3
$84.6
$93.2
$101.9
$105.8
2000
2001
2002
2003
2004
Sep-05*
2005*

- **Net interest revenue increased 10.2% during 2004**
  - **YTD 9/30/2005 net interest revenue increased an annualized 9.3%**

*Sep-05 annualized
*2005 is stated corporate goal

# Quarterly Net Interest Margin



4.08%
3.97%
3.97%
3.95%
4.05%
4.08%
4.18%
3rd Qtr 04
4th Qtr 04
1st Qtr 05
2nd Qtr 05
2nd Qtr 05 Peer
3rd Qtr 05
3rd Qtr 05 Plan

- Relatively stable net interest margin with 13 basis point variance during the last 6 quarters

# Net Noninterest Expense

## *& as a % of Average Earning Assets*



(in millions)
$42.4
$41.2
$39.4
$34.4
$40.7
$45.2
$46.0
2.30%
2.10%
1.90%
1.70%
1.50%
2000
2001
2002
2003
2004
Sep-05*
2005*
Net Noninterest Expense
% of Earning Assets

# Noninterest Expense & Efficiency Ratio



(in millions)
$61.9
$64.9
$67.3
$70.7
$74.6
$78.5
$79.3
62%
60%
58%
56%
54%
2000
2001
2002
2003
2004
Sep-05*
2005*
Noninterest Expense
Efficiency Ratio

*Sep-05 annualized

*2005 is stated corporate goal

# Total Assets



(in billions)
$2.26
$2.50
$2.49
$2.47
$2.71
$2.83
$2.83
2000
2001
2002
2003
2004
Sep-05
2005*

- Total assets increased 9.5% during 2004 to $2.71 billion
- YTD September 2005 4.6% growth in total assets
  - Internal growth $36.6 million
  - Acquisition growth $87.3 million

# Total Loans



(in billions)
$1.69
$1.71
$1.63
$1.74
$1.90
$2.10
$2.10
2000
2001
2002
2003
2004
Sep-05
2005*

*2005 is stated corporate goal

# Loan Portfolio Mix



September 30, 2005
Consumer 20%
Comm R/E 37%
R/E Mrtgage 28%
Comm Other 15%

# Total Deposits

*(including Repurchase Agreements)*



(in billions)
$1.98
$2.21
$2.18
$2.16
$2.23
$2.37
$2.33
2000
2001
2002
2003
2004
Sep-05
2005*

*2005 is stated corporate goal

# Deposit Mix



September 30, 2005
Repurchase Agreements 5%
Noninterest Bearing 19%
Other Time 5%
NOW 1%
CDs <$100K 27%
MMDA 16%
Savings 9%
CDs >$100K 18%

# Net Charge-offs
*as a % of average loans*


0.51%
0.65%
0.63%
0.48%
0.35%
0.29%
2000
2001
2002
2003
2004
Sep-05*

*Sep-05 annualized

# Nonperforming Loans
*as a % of total loans*


1.54%
1.97%
1.39%
0.97%
1.06%
1.03%
2000
2001
2002
2003
2004
Sep-05

# Loan Loss Reserve
*as a % of net loans*


1.53%
1.38%
1.42%
1.42%
1.42%
1.41%
2000
2001
2002
2003
2004
Sep-05

# Concentrations of Credit

## *as a % of Total Loans*



September 30, 2005
4.1%
4.2%
4.7%
2.9%
5.7%
2.8%
4.0%
Agricultural
Apartments & Rental Housing
Coal Mining & Support
Floorplans
Hotel/Motel
Non-Residential Real Estate Rental
Single Family Construction

# 2005 Year-to-Date Scorecard

| | YTD Sept. 2005 | 2005 Goal |
|---|---|---|
| Net Income | $25.5 million | $33.4 million |
| Earnings Per Share | $1.71 | $2.26 |
| Return on Average Assets | 1.22% | 1.21% |
| Return on Average Equity | 14.00% | 13.52% |
| Loan Growth | 8.83% | 10.99% |
| Deposit Growth | 4.12% | 5.31% |
| Efficiency Ratio | 57.36% | 56.99% |
| As a % of Average Assets: | | |
| Noninterest Revenue | 1.19% | 1.21% |
| Noninterest Expense | 2.80% | 2.87% |

# Investor Return

# Dividends Per Share



$0.56
$0.61
$0.65
$0.75
$0.87
$0.96
2000
2001
2002
2003
2004
2005*

- Cash dividends per share increased an average 11% annually during the last 5 years
- 2004 cash dividends increased 16%
- September 30, 2005 cash dividend yield 2.98%

*2005 is stated corporate goal

# Comparison to Russell 2000 Index *of small cap companies*


Return to Investors
December 31, 2004
18.32%
21.30%
11.48%
25.75%
6.61%
23.08%
11.54%
11.82%
1-Year
3-Year
5-Year
10-Year
Russell 2000
CTBI

- 3-, 5-, and 10-year total returns annualized

# Comparison of 5 Year Cumulative Total Return

***among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks***



$300
$200
$100
$0
1999
2000
2001
2002
2003
2004
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Bank Stocks

- **Market price of stock increased 17.8% from $27.46 at December 31, 2003 to $32.36 at December 31, 2004**
- **An investment in CTBI stock on December 31, 1999 would have outperformed the NASDAQ composite and the NASDAQ bank stock at December 31, 2004**

# In Summary—Why CTBI

- History of Solid Investor Returns
  - Consistent growth in dividends
- Positive Financial Trends
  - 6th consecutive year of earnings growth
- Community Banking Strategy
  - Centralized processing with decentralized decision making
- Expansion into Faster Growing Markets
- Strong Experienced Management Team

# Community Trust Bancorp, Inc.

***"Building Communities . . . Built on Trust"***